                                                                 EXHIBIT 10.27

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                    PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST
                                            UNDER 17 C.F.R. SECTION 200.80(b)(4)
                                               AND RULE 406 UNDER THE SECURITIES
                                                         ACT OF 1933, AS AMENDED

                                                                    CONFIDENTIAL

                             COLLABORATION AGREEMENT

      THIS COLLABORATION AGREEMENT (the "AGREEMENT") is made and entered into as of December 1, 2003 (the "EFFECTIVE DATE") by and between STRUCTURAL GENOMIX, INC. a Delaware corporation located at 10505 Roselle Street, San Diego, CA 92121, U.S.A., ("SGX"), and UROGENE, S.A., a corporation incorporated under the laws of France with a principal place of business at 4 Rue Pierre Fontaine - Genopole, 91058 Evry, Cedex, France, ("UG"). SGX and UG may be referred to herein individually as a "Party" and collectively as the "Parties".

                                   BACKGROUND

      WHEREAS, SGX has expertise in the field of structure directed drug discovery;

      WHEREAS, UG has research and development programs in the area of urology;

      WHEREAS, the Parties wish to collaborate in the development of therapeutic products directed at inhibiting the protein kinase RON, primarily for application in the field of bladder cancer;

      NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties hereby agree as follows:

1.    DEFINITIONS

      1.1 "Active Party" has the meaning ascribed to such term in Section 6.1.

      1.2 "Affiliate" means, with respect to a Party hereto, a corporation, company or other entity that is owned or controlled by such Party by virtue of such Party's direct or indirect ownership or control of fifty percent (50%) or more of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of such corporation, company or other entity, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists.

      1.3 "Clinical Development" means development activities conducted on a Collaboration Product commencing upon the filing of an IND, up to and including generation of an International Registration Dossier.

      1.4 "Collaboration" means the activities conducted by the Parties under the Research Plan and the Development Plan.

                                                                    CONFIDENTIAL

      1.5 "Collaboration Product" means any product that comprises or contains or is developed or manufactured based on a Safety Assessment Candidate, and is directed at inhibiting, modulating or altering the activity of the Target. Collaboration Products do not include SGX Products or UG Products.

      1.6 "Collaboration Technology" means Patent Rights and Know-How which are conceived or reduced to practice or otherwise developed by or on behalf of UG or SGX, or jointly by UG and SGX, in each case during and in the performance of the Collaboration, including without limitation, Collaboration Products and Information but excluding SGX Compounds, UG Compounds, SGX Background Technology, and UG Background Technology.

      1.7 "Collaboration Term" means the period commencing on the Effective Date and ending on a Collaboration Product-by-Collaboration Product and country-by-country basis, upon Registration of each such Collaboration Product.

      1.8 "Competing Product" means a product developed outside of the Collaboration for application in the Therapeutic Field, which has activity in an [...***...] against the Target.

      1.9 "Controls" or "Controlled" means possession of the ability to grant the licenses or sublicenses as provided for herein, without violating the terms of any agreement or other arrangement with a Third Party.

      1.10 "Development Budget" has the meaning ascribed to such term in Section 3.7.

      1.11 "Development Plan" means, with respect to a particular Collaboration Product, the plan prepared by the JDC and approved by the Parties pursuant to
Section 3.7 setting forth the detailed plan, Development Budget and process for the Parties' collaborative efforts to conduct development of, and seek Registration for, such Collaboration Product in the UG Territory and SGX Territory.

      1.12 "Drug Candidate" means a Safety Assessment Candidate selected by the JDC for Clinical Development under Section 3.2(b).

      1.13 "Excess Expenses" means, with respect to a particular Collaboration Product, the costs and expenses associated with such Collaboration Product that the Parties have agreed pursuant to Section 3.9 shall be creditable against certain royalty payments in accordance with Section 4.3.

      1.14 "Expanded Therapeutic Field" means the Therapeutic Field, [...***...] cancer, [...***...] carcinomas, and [...***...] cancer.

      1.15 "FTE" means a full time equivalent person year (consisting of [...***...] hours per year) of scientific or technical work carried out by or on behalf of SGX or UG under the Collaboration.

                                        2    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

      1.16 "First Commercial Sale" means the first sale of a Collaboration Product to a Third Party in a Territory after all Registrations required to permit such sale have been granted, or such sale is otherwise permitted by the regulatory authority in such country.

      1.17 "IND" means an Investigational New Drug application, as defined in the U.S. Food, Drug and Cosmetic Act ("FDCA") and the regulations promulgated thereunder or any corresponding foreign application, registration or certification.

      1.18 "Inactive Party" has the meaning ascribed to such term in Section
6.1.

      1.19 "Information" means data specifically relating to research, development, Registration, manufacture, sale or use of Collaboration Products, including without limitation, pharmacological, toxicological and clinical test data, analytical and quality control data, regulatory submissions, correspondence and communications, and data relating to adverse events.

      1.20 "International Registration Dossier" means the collection of Information comprising the requirements for applications for Registration of Collaboration Products under the FDCA and any regulations promulgated thereunder, and as required by the Committee for Proprietary Medicinal Products representing the medicine authorities of the European Community member states.

      1.21 "Joint Research Committee" or "JRC" means the Joint Research Committee established pursuant to Section 2.4.

      1.22 "Joint Development Committee or "JDC" means the Joint Development Committee established pursuant to Section 3.2.

      1.23 "Know-How" means all ideas, data (including without limitation data from clinical and preclinical studies and test data including pharmacological, toxicological and clinical test data), inventions, information, (including without limitation information related to compounds and their structure, function and formulation, regulatory filings and submissions), instructions, designs, processes, formulas, software, materials, methods, processes and techniques.

      1.24 "Lead Compound" means a compound with the properties designated by the JRC as required properties for a Lead Compound, which is designated by the JRC as a Lead Compound in accordance with Section 2.4(b)(v).

      1.25 "Net Sales" means the total amount received by UG or SGX or their respective Affiliates or sublicensees, as the case may be, for sales to third parties (other than sublicensees) in arm's length transactions of Products less:
(i) ordinary and customary prompt payment and other trade or quantity discounts actually allowed and taken; (ii) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns) actually extended and taken;
(iii) freight, postage and duties (including insurance premiums) actually incurred; (iv) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary

                                                                    CONFIDENTIAL

course of business. A "sale" shall include any transfer or other disposition for consideration, and Net Sales shall include the fair market value of all other consideration received by UG or SGX or their respective Affiliates or sublicensees in respect of any grant of rights to make, use, sell or otherwise distribute Products, whether such consideration is in cash, payment in kind, exchange or other form.

      1.26 "NDA" means a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification.

      1.27 "Patent Rights" means patent applications filed in any country worldwide, including provisionals, utilities, continuations (in whole or in part), divisionals, reissues, reexaminations and foreign counterparts thereof, any patents issued on such applications and any extensions of term, registrations or confirmations of such patents.

      1.28 "Phase 1", "Phase 2", "Phase 3" and "Phase 4" means Phase 1, Phase 2, Phase 3 and Phase 4 clinical trials, respectively, in each case as prescribed by the U.S. Food and Drug Administration or any successor entity (the "FDA"), and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing and marketing of pharmaceuticals.

      1.29 "Phase 2A" means the Phase 2A or Phase 1/2 clinical trials, as prescribed by the FDA and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing and marketing of pharmaceuticals, designed to evaluate efficacy and initial clinical proof of concept.

      1.30 "Preclinical Development" means drug development activities conducted by the Parties from the nomination by the JRC of a Safety Assessment Candidate for Preclinical Development, and up to but not including filing of an IND.

      1.31 "Product" means a Collaboration Product, SGX Product or UG Product.

      1.32 "Registration" means any approvals (including supplements, amendments and post-approvals and price approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional or local regulatory agency, department, bureau, or other governmental entity, necessary for the manufacture, distribution, use, sale, pricing or reimbursement, of Collaboration Products in a regulatory jurisdiction.

      1.33 "Research Plan" has the meaning ascribed to such term in Section 2.1

      1.34 "Safety Assessment Candidate" or "SAC" means a Lead Compound with the properties designated by the JRC as required properties for a SAC, which is designated by the JRC as a SAC in accordance with Section 2.4(b)(vi).

      1.35 "SGX Background Technology" means all Patent Rights and Know-How which are: (a) owned or Controlled by SGX prior to the Effective Date or during the Collaboration Term; (b) developed by or on behalf of SGX (i) outside the Collaboration

                                                                    CONFIDENTIAL

or (ii) within the Collaboration and comprise methodologies, protocols or technologies which have application to targets or compounds in addition to the Target and compounds the subject of the Collaboration; and (c) necessary for the conduct of the Collaboration.

      1.36 "SGX Compounds" means all Patent Rights and Know-How which are conceived or reduced to practice or otherwise developed by or on behalf of SGX during and in the performance of the Collaboration, covering compounds identified and developed by SGX, which are not selected by the JRC as Lead Compounds.

      1.37 "SGX Product" means any product that comprises or contains or is developed or manufactured based on or utilizing or is derived from, a Lead Compound or any part thereof which was selected by the JRC for lead optimization, and which has primary application in the SGX Retained Field.

      1.38 "SGX Retained Field" means kinase inhibitors (other than MET) developed for clinical indications other than the Expanded Therapeutic Field.

      1.39 "SGX Territory" means the United States, Canada and Mexico.

      1.40 "Sublicensee Information" has the meaning ascribed in Section 4.6.

      1.41 "Sublicensing Revenue" means all amounts (including, without limitation, payments received for the purchase of equity in excess of the fair market value of such equity, license fees, milestone and other time or event based payments and royalties on sales of products, but excluding any research funding payments received and actually used for such purpose) received by a Party under an agreement or license attributable to Collaboration Products or from sales of Collaboration Products to end users less any withholding tax or other tax related reductions.

      1.42 "Target" means the human protein kinase RON.

      1.43 "Territory" means UG Territory or SGX Territory.

      1.44 "Therapeutic Field" means superficial and invasive bladder cancer.

      1.45 "Third Party" or "Third Parties" means any entity other that UG or SGX or their respective Affiliates.

      1.46 "UG Background Technology" means all Patent Rights and Know-How which are: (a) owned or Controlled by UG prior to the Effective Date or during the Collaboration Term; (b) developed by or on behalf of UG (i) outside the Collaboration or (ii) within the Collaboration and comprises methodologies, protocols or technologies which have application to targets or compounds in addition to the Target and compounds that are the subject of the Collaboration; and (c) necessary for the conduct of the Collaboration.

      1.47 "UG Compounds" means all Patent Rights and Know-How which are conceived or reduced to practice or otherwise developed by or on behalf of UG during

                                                                    CONFIDENTIAL

and in the performance of the Collaboration, covering compounds identified and developed by UG, which are not selected by the JRC as Lead Compounds.

      1.48 "UG Product" means any product that comprises or contains or is developed or manufactured based on or utilizing or is derived from, a Lead Compound or any part thereof which was selected by the JRC for lead optimization, and which has primary application in the UG Retained Field.

      1.49 "UG Retained Field" means non-kinase inhibitors developed for urological clinical application other than the Therapeutic Field.

      1.50 "UG Territory" means the countries listed in the attached Exhibit A ("Europe")


      1.51 "Valid Claim" means a claim of a pending patent application within the Patent Rights or an issued and unexpired patent within the Patent Rights which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or admitted to be invalid or unenforceable through reexamination, reissue, opposition, or otherwise.

2.    RESEARCH COLLABORATION.

      2.1 Research Collaboration. Subject to the terms and conditions of this Agreement UG and SGX will use commercially reasonable efforts to perform under the Research Plan attached to this Agreement as Exhibit B ("Research Plan"), based on the budget attached as Exhibit B1 ("Research Budget"). Research Plan activities will be overseen by the JRC. The JRC will review the Research Plan on an ongoing basis and may make changes to the Research Plan then in effect, provided that the JRC may not increase the applicable Research Budget without the written approval of each Party. On an annual basis commencing on the first anniversary of the Effective Date and continuing until the conclusion of the Parties' activities under the Research Plan, the JRC shall review the Research Budget to ensure that the number of full time equivalent personnel (FTEs) of each Party engaged under the Research Plan and the other costs of the Research Plan activities, are being shared between the Parties on a 50/50 basis, and shall make adjustments to each Party's responsibilities under the Research Plan in order to effect such sharing to the greatest extent possible, taking into account each Party's experience and expertise in the various Research Plan activities.

      2.2 Performance Standards; Records. Each Party shall conduct its activities under the Collaboration in good scientific manner, and in compliance in all material respects with the requirements of applicable laws and regulations, to attempt to achieve its objectives efficiently and expeditiously. Each Party shall maintain laboratories, offices and other facilities reasonably necessary to carry out the activities to be performed by such Party pursuant to the Collaboration. In conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, each Party shall prepare and maintain, or shall cause to be prepared and maintained,

                                                                    CONFIDENTIAL

complete and accurate written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Research Plan and Development Plan and all results (including without limitation any inventions, discoveries and developments) made pursuant to its efforts under the Collaboration, and, upon the other Party's written request, shall send legible copies of the aforesaid to the other Party. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Collaboration in sufficient detail and in good scientific manner. Upon reasonable advance notice, each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of business to consult with the other Party on issues arising in connection with any request from any regulatory agency with respect to activities under this Agreement, including, without limitation, regulatory, scientific, technical and clinical testing issues. At least quarterly during the performance of the Research Plan, the Parties shall have the obligation to prepare and provide to the JRC written reports summarizing the progress of the work performed by such Party in connection with the Research Plan during the preceding quarter.

      2.3 Provision of Materials and Know-How. In the course of the Collaboration, the Parties will provide each other, promptly upon request, with materials and data within Collaboration Technology, as required for each Party to perform its respective obligations under the Research Plan and Development Plan. Neither Party will have the right to transfer or disclose materials received from the other Party to any Third Party other than permitted sublicensees or approved Third Party contractors under the Research Plan, without the other Party's prior written consent.

      2.4 Joint Research Committee

            (a) Membership; Decisions. SGX and UG will establish a JRC to oversee, review and recommend direction of the Research Plan. The JRC shall be comprised of six (6) members, with three (3) members being appointed by SGX and three (3) members being appointed by UG. Additional representatives of each Party (for example the members of the individual project teams or consultants) may attend JRC meetings at the election of each Party. The Parties may subsequently agree to change the size of the JRC as appropriate to meet the needs of the Parties' collaborative efforts under this Agreement. Each Party may replace its JRC representatives at any time, with written notice to the other Party. Each representative of SGX and UG shall have one vote on the JRC, which vote may be cast by proxy. Decisions of the JRC shall be made by unanimous vote. Any matter upon which the JRC is unable to agree shall be submitted to a senior executive officer designated by each Party for such purpose.

            (b) Responsibilities. The JRC will review, direct and supervise the performance of the Research Plan. The JRC will be responsible for (i) coordinating, monitoring and reporting research progress and ensuring open exchange between the Parties with respect to Collaboration activities; (ii) determining the research strategy, budget and time lines for the Research Plan;
(iii) determining whether to obtain licenses from Third Parties with respect to intellectual property useful for the conduct of the Research Plan; (iv) determining the required properties for compounds to be deemed

                                                                    CONFIDENTIAL

Lead Compounds, including without limitation, potency, selectivity, in vivo efficacy and bioavailability; and (v) selecting Lead Compounds for entry into lead optimization; provided that no more than four (4) Lead Compound series will be pursued in lead optimization under the Collaboration at any one time; and
(vi) determining the required properties for Lead Compounds to be deemed Safety Assessment Candidates and selecting Safety Assessment Candidates for entry into Preclinical Development.

            (c) Meetings. During the term during which the Parties are performing under the Research Plan, the JRC shall meet quarterly, in person or via video-conference, or as the JRC may otherwise agree, to discharge its responsibilities, with the expectation that meetings will alternate between appropriate offices of each Party. Each Party will be responsible for paying its own expenses in connection with participating in the meetings of the JRC. The JRC shall prepare written minutes of each meeting and a written record of all JRC decisions, whether made at a JRC meeting or otherwise.

3.    DEVELOPMENT

      3.1 Overview. SGX and UG agree that they will collaborate on development of Collaboration Products pursuant to the terms of this Agreement, in a coordinated international program aimed at producing an International Registration Dossier and obtaining Registration of Collaboration Products in the UG Territory and SGX Territory. All such collaborative development efforts of the Parties, or either Party, shall be in accordance with the Development Plan for each Collaboration Product. Except as otherwise provided in this Agreement, each Party agrees that neither Party may conduct Preclinical Development or Clinical Development on a Collaboration Product for sale or distribution, or license any Third Party to do so, except collaboratively with the other Party or as permitted by this Agreement. However, as discussed further in Article 6, it is agreed that, if one Party determines that it does not wish to proceed with such joint development of a particular Collaboration Product, the other Party shall be permitted to do so on its own pursuant to the terms of Article 6.

      3.2 Joint Development Committee. On a Collaboration Product-by-Collaboration Product basis, once a Safety Assessment Candidate is selected by the JRC for progression to Preclinical Development, the Parties shall form a JDC for the development of such SAC, comprised of six (6) members, with three (3) members being appointed and replaced by SGX and three (3) members being appointed and replaced by UG. Additional representatives of each Party (for example members of the individual project teams or consultants) may attend JDC meetings at the election of each Party. The Parties may subsequently agree to change the size of each JDC, as appropriate to meet the needs of the Parties in managing the joint efforts under this Agreement. The JDC shall (a) prepare the Development Plan for the Preclinical Development of the SAC, and modify or amend it as appropriate, based on the results of the development efforts on such SAC, during the development process; (b) select one or more SACs for Clinical Development and prepare the Development Plan for such Clinical Development, (c) determine whether and when to commence Phase 1, Phase 2 and Phase 3 for each Collaboration Product; (d) oversee the Parties' activities under the Development Plan, including supervision of

                                                                    CONFIDENTIAL

regulatory activities and (e) perform such other duties and obligations as the Parties specifically delegate to it in writing by mutual written agreement of the Parties.

      3.3 JDC Meetings. JDC meetings shall take place at such mutually convenient times and places as determined by the JDC, with the expectation that meetings will alternate between appropriate offices of each Party. Each Party will be responsible for paying its own expenses in connection with participating in JDC meetings. The JDC shall determine the frequency of its meetings and how such meetings will be conducted and recorded.

      3.4 Decision-Making and Issue Resolution. All decisions of the JDC shall be unanimous by the members of such committee. If the JDC fails to reach unanimous agreement on an issue needing resolution, the matter shall be referred for good faith discussion and resolution by a senior executive officer designated by each Party for such purpose.

      3.5 Joint Development. For each SAC selected by the JRC for joint development as a Collaboration Product hereunder by mutual written agreement, SGX and UG agree that they will collaborate to generate an International Registration Dossier, and will conduct, or have conducted, all Preclinical Development and Clinical Development on such Collaboration Product in accordance with the Preclinical and Clinical Development Plans developed by the JDC for such Collaboration Product. The Parties will work together to develop a common brand name for each Collaboration Product to be marketed under worldwide. Each Party agrees not to incur any expenses or costs in excess of the Development Budget (as defined below) within such Development Plan except as mutually agreed in writing by the Parties. The collaborative development program will follow the most expeditious path to the production of an International Registration Dossier and Registration of Collaboration Products in the UG Territory and SGX Territory, provided however it is understood that unless otherwise agreed by the Parties, all commercialization activities with respect to such Collaboration Product once Registration has been obtained, will be conducted by the Parties independently, in each Party's respective Territory for such Collaboration Product and that each Party will bear its own costs of such commercialization activities. On a Collaboration Product-by-Collaboration Product basis, each Party will be primarily responsible for regulatory activities in its applicable Territories after Registration in such Territory, comprising regulatory compliance, safety surveillance, adverse event reporting and all other necessary support services, however the Parties will keep each other informed of such activities and will work together in the conduct of such activities where necessary or useful. The Parties will mutually agree on (i) the commercialization strategy for countries outside of the Territories, including outlicensing as necessary; and (ii) the engagement of a Third Party(ies) to manufacture and supply bulk drug substance for Collaboration Product development, and Collaboration Products for commercialization purposes, in the Territories.

      3.6 Access to Information. During the term of this Agreement each Party (the "Providing Party") will provide the other Party (the "Recipient") in English, for use in the Recipient's development and commercialization efforts relating to a Collaboration

                                                                    CONFIDENTIAL

Product, all Information that the Providing Party owns or Controls regarding such Collaboration Product (including, without limitation, Sublicensee Information), necessary or useful for making regulatory filings and seeking and maintaining Registration, for Collaboration Products in the Recipient's Territory for such Collaboration Product, as such Information becomes available. The Recipient will have a right of access, and the right to use and incorporate all Information provided by the Providing Party in regulatory filings for such Collaboration Products in the Recipient's Territory. The Parties will report and take other actions in relation to, adverse events with Collaboration Products, to each other in accordance with a reporting protocol in a form to be agreed by the JDC. Each Party will be entitled to receive copies of all correspondence with regulatory authorities and will be entitled to be present at all meetings with regulatory authorities in any Territory related to Collaboration Products.

      3.7 Development Plans and Budgets. Promptly after the selection by the JRC of a SAC for development as a Collaboration Product by the Parties, the JDC shall prepare and provide to each Party for final approval a development plan for such SAC (the "Development Plan"). The Development Plan shall include all needed details regarding the Preclinical and Clinical Development, and other work to be undertaken to develop and produce the International Registration Dossier for such Collaboration Product, including an allocation of all such work as appropriate to each Party (or to selected Third Party contractors, as agreed), and shall establish a budget (the "Development Budget") for all costs and expenses to be incurred by each Party in conducting the work allocated to it under such Development Plan. The budget will be based on (i) an allocation of Full Time Equivalent (FTE) personnel of each Party working under the Development Plan, with each FTE costed at an annualized rate of U.S.$[...***...] (which rate will be increased on each anniversary of the Effective Date by [...***...]%);
(ii) the actual extraordinary direct costs approved by the JDC, and (iii) the actual costs of work performed by Third Parties as approved by the JDC. Each Party shall diligently review the proposed Development Plan and shall either approve the plan or provide the JDC any requested changes and comments. If a Party provides such requested changes or comment to a proposed Development Plan, the JDC shall review the proposed changes within thirty (30) days, and as appropriate, thereafter prepare a revised draft of the Development Plan, accommodating such changes and comments, and resubmit such revised Development Plan for approval by the Parties as provided above. Once the Parties have agreed on the Development Plan proposed by the JDC, such Development Plan shall be effective and shall control and govern the Parties' development effort with respect to the applicable Product, subject to any subsequent amendments or modifications to such Development Plan as provided below. From time to time during the development of such Collaboration Product, the JDC shall review the Development Plan in light of the results of the development work and any other relevant Information and shall amend or modify the Development Plan as appropriate, provided that the JDC may not increase the applicable Development Budget without the written approval of each Party. At least sixty (60) days prior to January 1 of any year in which the Parties are developing a particular Collaboration Product hereunder, the JDC shall review the applicable Development Budget for such Collaboration Product and shall submit a revised and updated Development Budget for the coming calendar year to each of the Parties for approval as provided above. Upon such approval, the Development Budget shall be

                                       10    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

effective for the development of such Collaboration Product during such calendar year, subject further to amendment of the applicable Development Plan.

      3.8 Costs of the Collaboration. All costs and expenses incurred or expended by a Party hereunder under the Research Budget and Development Budget ("Collaboration Costs") shall initially be borne by the Party incurring such costs and expenses, subject to creditability of Excess Expenses as provided in
Section 4.3, provided however, on a Collaboration Product-by-Collaboration Product basis, the costs of any country specific regulatory requirement (outside of the International Registration Dossier and any Phase 4 studies required by a regulatory body in a Territory), will be borne by the Party whose Territory for such Collaboration Product includes such country. Each Party shall calculate and maintain records of all the Collaboration Costs incurred or expended by the Party during its performance of development on a Collaboration Product, in accordance with generally accepted accounting procedures consistently applied throughout such Party's organization and such other procedures to be agreed upon between the Parties. Commencing on the formation of the JDC, each Party shall report quarterly to the other on the Collaboration Costs it has incurred in each calendar quarter, on a Collaboration Product-by- Collaboration Product basis, and the purpose (referencing the activities within the applicable Development
Plan) for which such costs were incurred or expended, with such reports to be submitted within sixty (60) days after the end of each of the first three (3) calendar quarters and ninety (90) days after the end of the calendar year. The Parties shall seek to resolve promptly and in good faith any questions or issues related to such accounting statements, and in any event within ninety (90) days following receipt.

      3.9 Excess Expenses.

            (a) For each particular calendar year during which Collaboration Costs are incurred hereunder, and promptly following the First Commercial Sale of each Collaboration Product hereunder, each Party shall review the Collaboration Costs report submitted by the other Party and compare such submission to the applicable Research Budget and Development Budget. The Parties will then meet, if necessary, via designated senior officers from each Party with financial accounting responsibility, to discuss the reports and reach agreement on the total amount of Collaboration Costs that each Party may properly apply to the Collaboration activities hereunder. It is understood and agreed that a Party will not be entitled to obtain credit for any Collaboration Costs incurred by the Party in excess of the amount set forth in the applicable Research Budget or Development Budget for accomplishing the relevant task or objective unless approved by the JRC or JDC. If such officers cannot reach agreement promptly, the matter will be submitted to senior executive officers of each Party for prompt resolution, with the understanding that each Party will provide access to any information relating to the Collaboration activities undertaken by such Party, and the actual calculation of costs and expenses incurred therefor, with respect to Collaboration Products during such calendar year for which such Party seeks credit hereunder for the related Collaboration Costs .

            (b) UG and SGX will share the total amount of Collaboration Costs incurred by the Parties within the applicable Research Budget and Development Budget

                                                                    CONFIDENTIAL

for each Collaboration Product, up to and including the costs of Clinical Development, on a 50/50 basis. Any Collaboration Costs incurred by a Party in excess of [...***...]% of the total amount of Collaboration Costs incurred by both Parties, will be deemed Excess Expenses of such Party (the "First Party") and in the event that the Party which has not incurred Excess Expenses (the "Second Party") does not elect to pay the First Party the amount of the Excess Expenses in cash within [...***...] ([...***...]) months of the First Commercial Sale of a Collaboration Product, the First Party may credit such Excess Expenses in accordance with Section 4.3.

      3.10 Audit Rights. Each Party shall have the right to have an independent accounting firm audit the other Party's relevant records to determine the accuracy of the Collaboration Costs reported by such other Party under Section
3.8 above. Such audit right shall be exercised under the terms of the audit provisions set forth in Section 4.11 below.

      3.11 Diligence. Each Party shall use commercially reasonable diligent efforts to (i) develop and bring Safety Assessment Candidates nominated by the JRC for Preclinical Development, to the market as Collaboration Products in such Party's applicable Territory as soon as reasonably practicable, (ii) obtain such Registrations as may be necessary to market such Collaboration Products in such Territory, and (iii) after obtaining Registration for any such Collaboration Products, launch such Collaboration Products and promote and meet the market demand therefore. In connection with the above, each Party shall use efforts not less than those efforts made by similarly situated companies in the biotechnology industry with respect to comparable products of comparable commercial potential, stage of development and patent protection.

      3.12 Lack of Diligence. In the event that either Party fails to use or continue to use diligent efforts to actively develop and commercialize a Collaboration Product in accordance with Section 3.11 above (the "First Party"), and the First Party fails to initiate diligent efforts within sixty (60) days of receipt of notice from the other Party (the "Second Party") of such failure, then the Second Party may terminate the First Party's rights under this Agreement with respect to such Collaboration Product and, in such event, the Second Party shall have the exclusive right to commercialize any such Collaboration Product in the First Party's Territory and the Second Party shall make payments to the First Party in accordance with Section 6.3.

      3.13 Competing Products. During the period from the Effective Date to the tenth anniversary of the Effective Date, each Party agrees not to, and to cause its Affiliates not to, directly or indirectly, develop and commercialize a Competing Product in any country in the other Party's Territory for the applicable Collaboration Product. In the event that a Party (an "Acquiring Party") purchases or otherwise takes control of a Third Party ("Acquisition") which has developed or commercialized (and is continuing to produce or sell), or is developing or commercializing a Competing Product (directly or indirectly) in any such case, within the other Party's Territory for the applicable Collaboration Product, the Parties will negotiate in good faith to agree on the appropriate sharing between the Parties of the Acquiring Party's rights and obligations in connection with the development and commercialization of the Competing Product, and in the event

                                       12    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

that such agreement is not reached within twelve months after such Acquisition, the Acquiring Party shall divest, or cause its applicable Affiliate to divest, the Competing Product.

4.    ROYALTY PAYMENTS

      4.1 Royalties on Net Sales of Collaboration Products. No later than six
(6) months prior to the filing of the International Registration Dossier for the first Collaboration Product, the Parties will negotiate in good faith a commercialization plan for Collaboration Products including an agreement on the appropriate royalty payments and shares of Sublicensing Revenue due to each Party, recognizing the guiding principle of a 50/50 collaboration with equal sharing of expenses and returns. In the event that no agreement is reached by the Parties by the date that is six (6) months prior to the First Commercial Sale of the first Collaboration Product, (i) UG will pay to SGX a royalty of [...***...]% of Net Sales of Collaboration Products by or on behalf of UG in the UG Territory or [...***...]% of Sublicensing Revenue received by UG in connection with Collaboration Products; and (ii) SGX will pay to UG a royalty of [...***...]% of Net Sales of Collaboration Products by or on behalf of SGX in the SGX Territory or [...***...]% of Sublicensing Revenue received by SGX in connection with Collaboration Products.

      4.2 Royalties on Net Sales of UG Products and SGX Products. In consideration of the rights granted hereunder:


            (a) SGX shall pay to UG [...***...]% of Net Sales of SGX Products by or on behalf of SGX in the SGX Territory or [...***...]%] of Sublicensing Revenue received by SGX in connection with SGX Products; and

            (b) UG shall pay to SGX [...***...]% of Net Sales of UG Products by or on behalf of UG worldwide or [...***...]% of Sublicensing Revenue received by UG in connection with UG Products.

      4.3 Creditable Payments. Each Party may credit any Excess Expenses (including interest calculated at the rate equal to the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus [...***...] percent ([...***...]%), compounded annually) it has incurred, as determined in accordance with Section 3.9, against any royalty payments it is required to make under Section 4.1, up to a maximum of [...***...]% of the royalties due from such Party in any calendar quarter. In the event that a Collaboration Product has been registered in one Party's Territory but the First Commercial Sale of a Collaboration Product in the other Party's Territory is delayed or likely to be delayed by more than twelve (12) months, and such delayed Party has Excess Expenses the Parties will negotiate in good faith an agreement to ensure that during such period until there is Registration and Net Sales of such Collaboration Product in each Party's Territory, the Parties will share expenses and returns under the Collaboration recognizing the guiding principle of a 50/50 collaboration with equal sharing of expenses and returns.

                                       13    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

      4.4 Royalty Term. The obligation of each Party to pay royalties under Sections 4.1 and 4.2 shall continue for each Product on a Product-by-Product basis, until the later of (i) such time as there are no Valid Claims in such country covering such Product and (ii) [...***...] ([...***...]) years from the First Commercial Sale of such Product.

      4.5 Third Party Royalties. UG shall be responsible for the payment of any amounts due from UG to third parties for intellectual property necessary for the manufacture, use, import or sale of Products in UG Territory and SGX shall be responsible for the payment of any amounts due from SGX to third parties for intellectual property necessary for the manufacture, use, import or sale of Products in SGX Territory; provided that, in the event that Third Party licenses are required for a particular Collaboration Product in the applicable UG Territory and SGX Territory, the Parties will share the costs of obtaining such licenses in accordance with Section 3.9(b).

      4.6 Sublicensees. Each Party shall include in each permitted sublicense granted according to Article 5, a provision requiring the sublicensee to make reports to the sublicensor, to exchange and permit each Party to use, Information owned or Controlled by the sublicensee ("Sublicensee Information") in accordance with Section 3.8, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by the other Party's accounting firm to the same extent required of the sublicensor under
Section 4.8.

      4.7 Withholding Taxes. Any income or other tax that either Party is required to withhold and pay on behalf of the other Party with respect to the milestone and royalties payable under this Agreement, shall be deducted from and offset against said milestone and royalty payments prior to remittance to the receiving Party; provided however, that in regard to any tax so deducted, the paying Party shall give or cause to be given to the receiving Party such assistance as may reasonably be necessary to enable the receiving Party to claim exemption or credit, and in each case, the paying Party shall furnish to the receiving Party proper evidence of the taxes paid on its behalf.

      4.8 Reports; Payments. The royalties due under Sections 4.1 and 4.2 shall be paid quarterly within sixty (60) days after the close of each calendar quarter, or earlier if practicable, immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, the paying Party shall furnish the receiving Party a royalty statement setting forth in reasonable detail on a country-by-country and Product-by-Product basis: (i) the total number of units of each Product sold hereunder for the quarterly period for which the royalties are due; (ii) the calculation of Net Sales pursuant to
Section 1.23; (iii) the calculation of Excess Expenses pursuant to Section 3.9 and the amount of Excess Expenses to be credited against royalties pursuant to
Section 4.3; (iv) the royalties due the receiving Party in such quarter; and (v) details of payments (if any) to third parties pursuant to third party licenses as described in Section 4.5 above. If no royalties are due, the paying Party shall so report.

      4.9 Currency Conversion. All amounts required to be paid under this Agreement by UG to SGX shall be paid in United States dollars and all amounts required to be paid by SGX to UG shall be paid in Euros. Royalties earned shall first be

                                       14    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

determined in the currency of the country in which they are earned and then converted to its equivalent in United States dollars or Euros, as applicable, using the average daily exchange rate for the last month of the quarterly period in which royalties were earned, as customarily used by each Party in its respective accounting practice.

      4.10 Late Payments. Any payments or portions thereof due hereunder which are not paid on the date such payments are due, shall bear interest at the rate equal to the lesser of the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus [...***...] percent ([...***...]%) or the maximum amount permitted by law, compounded monthly. This Section 4.10 shall in no way limit any other remedies available to each Party.

      4.11 Audits. Each Party shall maintain accurate books and records which enable the calculation of Excess Expenses and royalties payable under this Agreement to be verified. Each Party shall maintain the books and records for each quarterly period for three (3) years after the submission of the corresponding reports under Sections 3.8 and 4.8. Upon thirty (30) days prior notice, independent accountants selected by a Party (the "Inspecting Party"), reasonably acceptable to the other Party, may have access to such Party's books and records after executing a reasonable confidentiality agreement, during such Party's normal business hours at mutually agreed times to conduct a review or audit no more than once per calendar year, for the sole purpose of verifying the accuracy of such Party's payments and compliance with this Agreement. The accounting firm shall report to the Inspecting Party whether there has been a royalty underpayment and, if so, the extent thereof. In the event such accounting firm concludes that amounts were overpaid by the other Party during such period, the Inspecting Party shall repay the other Party the amount of such overpayment within ninety (90) days of the date the Inspecting Party delivers to the other Party such accounting firm's written report so concluding. Any such inspection shall be at the Inspecting Party's expense, however, in the event that an inspection reveals underpayment of five percent (5%) or more in any audit period or a similar discrepancy or deviance in any Excess Expenses, the other Party shall pay the costs of the inspection. Any underpayments identified in such an inspection shall be promptly paid to the Inspecting Party, with interest calculated in accordance with Section 4.10.

5.    LICENSES

      5.1 License to UG. Subject to the terms and conditions of this Agreement, SGX hereby grants to UG, the following licenses:


            (a) an exclusive license (with the right to grant sublicenses in accordance with Section 5.4 below) under SGX'S interest in Collaboration Technology to make, have made, use, import, offer for sale and sell Collaboration Products in the UG Territory;



            (b) an exclusive, worldwide license (with the right to grant sublicenses in accordance with Section 5.4 below) Under SGX's interest in Collaboration Technology, to make, have made, use, import, offer for sale and sell UG Products;


                                       15    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL


            (c) a non-exclusive, worldwide, royalty-free license under SGX's interest in SGX Background Technology, solely as necessary to conduct the Collaboration; and



            (d) solely in the event that UG becomes an Active Party under
Section 6.1, an exclusive, worldwide license (with the right to grant sublicenses in accordance with Section 5.4 below) under SGX's interest in Collaboration Technology, to make, have made, use, import, offer for sale and sell Collaboration Products.



            (e) an exclusive, worldwide, royalty-free license (with the right to grant sublicenses under Section 5.4 below), under SGX's interest in UG Compounds, to make, have made, use, import, offer for sale and sell products.


      5.2 License to SGX. Subject to the terms and conditions of this Agreement, UG hereby grants to SGX, the following licenses:


            (a) an exclusive license (with the right to grant sublicenses in accordance with Section 5.4 below) under UG's interest in Collaboration Technology to make, have made, use, import, offer for sale and sell Collaboration Products in the SGX Territory;



            (b) an exclusive, worldwide license (with the right to grant sublicenses in accordance with Section 5.4 below) under UG's interest in Collaboration Technology to make, have made, use, import, offer for sale and sell SGX Products;



            (c) a non-exclusive, worldwide, royalty-free license under UG's interest in UG Background Technology, solely as necessary to conduct the Collaboration; and



            (d) solely in the event that SGX becomes an Active Party under
Section 6.1, an exclusive, worldwide license (with the right to grant sublicenses in accordance with Section 5.4 below) under UG's interest in Collaboration Technology, to make, have made, use, import, offer for sale and sell Collaboration Products.



            (e) an exclusive, worldwide, royalty-free license (with the right to grant sublicenses in accordance with section 5.4 below), under UG's interest in SGX Compounds, to make, have made, use, import, offer for sale and sell products.


      5.3 Cross Licenses. Each Party hereby grants to the other:


            (a) a non-exclusive, non-transferable, license to use and practice such Party's interest in Collaboration Technology solely to conduct the Collaboration; and



            (b) subject to Section 5.6(d), a non-exclusive, worldwide license (with the right to grant sublicenses in accordance with Section 5.4 below) under each Party's interest in Collaboration Technology to make, have made, use, import, offer for sale and

                                                                    CONFIDENTIAL

sell products directed at inhibiting, modulating or altering the activity of MET for application outside the Therapeutic Field.

      5.4 Sublicenses. Each Party may sublicense the rights granted in Sections 5.1(a), (b) and (d), 5.2(a), (b) and (d) and 5.3(b) to its Affiliates and to Third Parties, provided that (i) prior to entering into any such sublicense with a Third Party (other than under Sections 5.1(d) or (e) or 5.2(d) or (e)), the other Party is first offered such rights on terms no less favorable than those offered or proposed to be offered to the Third Party, and the Parties then negotiate in good faith the terms of such agreement during the following forty-five day period; and (ii) such sublicense granted is consistent with all of the terms and conditions of this Agreement. The sublicensing Party shall remain responsible for all of each such sublicensee's obligations under this Agreement.

      5.5 No Unauthorized Use. UG hereby covenants to SGX that it will not use or practice the SGX Background Technology or SGX Compounds for any purpose other than as expressly permitted under this Agreement. SGX hereby covenants to UG that it will not use or practice the UG Background Technology or UG Compounds for any purpose other than as expressly permitted under this Agreement.

      5.6 Retained Rights. Notwithstanding anything in this Agreement to the contrary:

            (a) SGX will have the right to develop and commercialize SGX Compounds, without accounting to UG, for any therapeutic indication and UG will have the right to develop and commercialize UG Compounds, without accounting to SGX, for any therapeutic indication;

            (b) SGX will have the right to develop and commercialize any Lead Compounds selected by the JRC for lead optimization, in the SGX Retained Field, provided that: (i) such Lead Compound is at least [...***...] in an [...***...] against another kinase (other than MET), as it is against RON; (ii) such lead compound is not selected by the JRC as a SAC and (iii) SGX does not develop such Lead Compound solely for application in the Expanded Therapeutic Field;

            (c) UG will have the right to develop and commercialize any Lead Compounds selected by the JRC for lead optimization, in the UG Retained Field, provided that: (i) such Lead Compound is at least [...***...] in an [...***...] against a non-kinase target, as it is against RON; (ii) such lead compound is not selected by the JRC as a SAC and (iii) UG does not develop such Lead Compound solely for application in the Expanded Therapeutic Field;

            (d) Each Party (the "Developing Party") will have the right to develop and commercialize any Lead Compound selected by the JRC for lead optimization, as a MET inhibitor, provided that (i) such Lead Compound is at least [...***...] in an [...***...] against MET as it is against RON; and (ii) prior to commencing any preclinical development activities with such Lead Compound, the Developing Party first offers the other Party (the "Other Party") the right to collaborate with the Developing

                                       17    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

Party on the development of such Lead Compound, on substantially the same terms and conditions as under this Agreement, which right the Other Party has sixty
(60) days to evaluate and accept or decline.

            (e) SGX and UG will jointly and equally own any Safety Assessment Candidates and Drug Candidates identified under the Collaboration provided that neither Party will have the right to develop or commercialize such SACs or Drug Candidates outside of the Collaboration without the other Party's prior written consent.

      5.7 Third Party Licenses. In the event that the JRC determines that it is necessary or useful to acquire a license from any Third Party specifically for the conduct of the Collaboration, the Parties shall discuss which Party shall acquire such license provided however, that the costs of any such license shall be shared equally by the parties.

      5.8 Reports. Each Party shall keep the other Party fully informed of its activities subject to this Agreement, including its activities in connection with the development and commercialization of SGX Products and UG Products and the commercialization of Collaboration Products. On or before January 31 and July 31 of each year during the term of this Agreement, each Party shall provide the other with a written report summarizing such events and activities.

6.    SINGLE PARTY DEVELOPMENT

      6.1 Single Party Development. Subject to the terms of this Article 6, if the JDC cannot agree on whether to clinically develop a particular Safety Assessment Candidate pursuant to Section 2.4, or if a Party decides to terminate its Preclinical or Clinical development activities with regard to a particular Collaboration Product pursuant to Section 6.2, the Party which wants to proceed with or continue such clinical development (the "Active Party") may do so, at its discretion, without the financial support or involvement of the other Party (the "Inactive Party"). If a Party becomes an Inactive Party, the Active Party shall have the rights under Section 5.1(d) or 5.2(d), as applicable.

      6.2 Termination of Preclinical or Clinical Development. Each Party may terminate in its sole discretion, its research, Preclinical Development or Clinical Development obligations with regard to a particular Collaboration Product upon written notice, within the ninety (90) day period immediately following the completion of any of the events described in paragraphs (a) through (g) below. Upon any such termination, the terms of Sections 6.1, 6.3 and
6.4 will apply and the Active Party shall have no further obligations to the Inactive Party with regard to such Collaboration Product, except as set forth in such Sections.

            (a) Failure to obtain, as determined by the JRC, a crystal structure of the Target at better than [...***...] resolution within [...***...] ([...***...]) months following the Effective Date.

                                       18    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

            (b) Selection by the JRC of a [...***...] for entry into [...***...].

            (c) Selection by the JRC of a [...***...] for [...***...].

            (d) Decision by the JDC to [...***...].

            (e) Completion of [...***...] for [...***...].

            (f) Decision of the JDC to [...***...].

            (g) [...***...] of a [...***...].

      6.3 Royalties. The Active Party shall pay the Inactive Party a royalty on the sales of Collaboration Products as follows. No royalties will be payable to the Inactive Party in the event that a Party becomes an Active Party under
Section 6.2(a):

            (a) Where a Party became an Active Party under Section 6.2(b):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product.

            (b) Where a Party became an Active Party under Section 6.2(c):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product.

            (c) Where a Party became an Active Party under Section 6.2(d):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product.

            (d) Where a Party became an Active Party under Section 6.2(e):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product.

            (e) Where a Party became an Active Party under Section 6.2(f):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product

            (f) Where a Party became an Active Party under Section 6.2(g):
[...***...]% of Net Sales by the Active Party or [...***...]% of Sublicensing Revenue received by the Active Party in connection with such Collaboration Product.

      6.4 Recovery of Investments. If a Party becomes the Inactive Party pursuant to Section 6.2, the Active Party shall pay the Inactive Party, in addition to the royalties set forth in Section 6.3, a royalty equal to [...***...]% of the Net Sales based upon sales of the applicable Collaboration Product sold by the Active Party, its Affiliates, or any of its

                                       19    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

Sublicensees in the Party's applicable Territory, or [...***...]% of Sublicensing Revenue, until such time as the sum of the royalties paid to the Inactive Party pursuant to this Section 6.4 is equal to the sum of any Excess Expenses incurred by the Inactive Party in accordance with the applicable Development Budget for the applicable Collaboration Product prior to such Party's inactivity.

7.    INTELLECTUAL PROPERTY

      7.1 Ownership of Technology.

            (a) By SGX. SGX Background Technology, and Collaboration Technology made solely by SGX will be owned solely by SGX.

            (b) By UG. UG Background Technology, and Collaboration Technology made solely by UG will be owned solely by UG

            (a) Joint. Collaboration Technology made jointly by SGX and UG will be owned jointly by SGX and UG. Notwithstanding any joint ownership of any Collaboration Technology under this Agreement, neither Party will have the right to exploit such Collaboration Technology other than as expressly permitted under the terms and conditions of this Agreement.

            (d) Law. Inventorship of inventions and, subject to the terms of this Agreement, ownership rights with respect thereto, shall be determined in accordance with the patent laws of the United States.

      7.2 Patent Prosecution.

            (a) Background Technology. UG shall be responsible, at its expense, for the preparation, filing, prosecution and maintenance of the patent applications and patents claiming inventions within UG Background Technology, in countries selected by UG, and for conducting any interferences, reexaminations, reissues, oppositions, or request for patent term extension relating thereto. SGX shall be responsible, at its expense, for the preparation, filing, prosecution and maintenance of the patent applications and patents claiming inventions within SGX Background Technology in countries selected by SGX, and for conducting any interferences, reexaminations, reissues, oppositions, or request for patent term extension relating thereto.

            (b) Collaboration Technology. The JRC or the JDC, as applicable shall have initial responsibility for reviewing all potentially patentable inventions and determining the strategy for the filing, prosecuting and maintaining of inventions within Collaboration Technology, (collectively "Collaboration Inventions"), and the JRC or JDC shall then recommend to the Parties whether to file Collaboration Inventions applications, and in which countries such Collaboration Inventions shall be first filed and will develop a global filing strategy for each Collaboration Invention. Unless the JRC or JDC, as applicable, otherwise agrees, SGX shall be responsible for filing, prosecuting and maintaining such Collaboration Inventions and the cost and expense of filing, prosecuting

                                       20    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

or maintaining patent application with respect to any Collaboration Inventions shall be borne equally by the Parties. SGX shall provide UG with copies of all documents, correspondence, materials and proof of costs relating to the prosecution by SGX of such Collaboration Invention. Such copies shall be provided promptly after receipt, with respect to communications to or from applicable patent authorities, and sufficiently in advance of SGX's filing or otherwise communicating any such documents to allow UG reasonable time to review such materials and comment thereon prior to filing.

            (c) Cooperation. Each Party agrees to cooperate with the other and take all reasonable additional actions as may be reasonably required to achieve the intent of this Article 7, including, without limitation, the execution and provision of necessary and appropriate instruments and documents.

            (d) Patent Enforcement. In the event either Party becomes aware of any interference, opposition, or request for reexamination, or similar proceedings, involving a patent application or patent filed in accordance with
Section 7.2(b) within Collaboration Technology (a "Collaboration Patent"), it shall promptly notify the other Party hereto, and the Parties shall agree on the steps which shall be taken to protect the pertinent Collaboration Patent. In the event either Party becomes aware of any possible infringement of a Collaboration Patent or misappropriation of an invention within the Collaboration Technology, it shall promptly notify the other Party hereto, providing a written description of the potentially infringing or misappropriation activities. SGX shall have the right, but not the obligation to institute, prosecute and control any action or proceeding with respect to infringement of Collaboration Patents in the SGX Territory. UG shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement of Collaboration Patents in the UG Territory. If a Party given the right to enforce a Collaboration Patent pursuant to this Section fails to bring an action or proceeding against a suspected infringer within a period of ninety (90) days after having notice of such infringement in the Party's Territory, the other Party shall have the right to bring and control an action against such infringer by counsel of its own choice, and the non-enforcing Party shall have the right to be represented in any such action by counsel of its own choice at its own expense. The Party controlling an action involving any infringement of a Collaboration Patent shall consider in good faith the interests of the other Party in so doing, and shall not settle or consent to an adverse judgment in any such action which would have a material adverse effect on the rights or interests of the other Party without the prior express written consent of such other Party. If one Party brings any such action or proceeding, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit. In each case relating to infringement of a Collaboration Patent, each Party shall bear the costs of its enforcement of the Patent rights discussed in this section and retain for its own account any amounts received from Third Parties; provided, however, that any such recovery over the costs of the enforcement of the Patent Rights shall be deemed Net Sales of the infringed Collaboration Product, subject to a royalty of [...***...]%.

                                       22    ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

8.    CONFIDENTIALITY AND PUBLICITY

      8.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the Term of the Agreement, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein, any information or material furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the Party disclosing such information at the time of such disclosure or within thirty (30) days thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information or material that, in each case as demonstrated by written documentation:

            (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

            (d) was subsequently lawfully disclosed to the receiving Party by a person other than a Party hereto or developed by the receiving Party without reference to any Confidential Information disclosed by the disclosing Party.

      8.2 Permitted Disclosures. The restrictions contained in Section 8.1 shall not apply to Confidential Information that is (i) provided by the receiving Party to a Third Party or sublicensee under confidentiality provisions at least as stringent as those in this Agreement, for consulting, research, development, manufacturing, external testing or marketing trials; or (ii) reasonably required to be disclosed in filing or prosecuting patent applications within the Patent Rights, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, or submitting information to tax or other governmental authorities, provided that if a Party is required to make any such disclosure of another Party hereto's Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the other Party of such disclosure and except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise).

      8.3 Publication. Any public disclosure (oral, written or graphic) by either Party describing the scientific results of the Research Collaboration will require prior review and approval of the other Party at least thirty (30) days prior to its submission for publication or other public disclosure. If the reviewing Party so requests, the proposed

                                                                    CONFIDENTIAL

public disclosure will be delayed for forty-five (45) days from the date of each request for the filing of patent application(s) related to the proposed public disclosure.

      8.4. Publicity. The parties agree to make a mutually agreed press release regarding this Agreement promptly following the Effective Date. Except as expressly provided in this Agreement, each Party agrees not to disclose any terms of this Agreement to any third party without the prior written consent of the other Party; provided however, that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or strategic partners under obligations of confidence, or to a party's professional advisors.

9.    INDEMNIFICATION

      9.1 Indemnification of SGX. UG shall indemnify, defend, and hold harmless SGX, the directors, officers, and employees of SGX and the successors and assigns of any of the foregoing (the "SGX Indemnitee(s)") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any claim, suit or proceeding (any of the foregoing, a "Claim") brought by Third Party against a SGX Indemnitee, arising out of or relating to: (a) the performance by UG of the Collaboration; (b) the exercise by UG of the rights granted UG under this Agreement; (c) a material breach by UG of its obligations under this Agreement; (d) a breach of UG's representations and warranties under
Section 10; (e) any Products developed, manufactured, use, sold or otherwise distributed by or on behalf of UG, its Affiliates or permitted sublicensees pursuant to Article 5, (including without limitation, product liability claims),
(f) the handling, storage or transfer by UG or UG's permitted transferee of materials provided by SGX to UG hereunder, (g) the negligence or willful misconduct of UG or (h) a claim that the use by SGX or UG of the UG Background Technology, infringes the intellectual property rights of a Third Party, except, in each case, to the extent caused by the gross negligence or willful misconduct of a SGX Indemnitee.

      9.2 Indemnification of UG. SGX shall indemnify, defend and hold harmless UG, the directors, officers, and employees of UG, and the licensors, successors and assigns of any of the foregoing (the "UG Indemnitee(s)") from and against all Claims (as defined in Section 9.1) brought by third Party against a UG Indemnitee, arising out of or relating to: (a) the performance by SGX of the Collaboration; (b) the exercise by SGX of the rights granted SGX under this Agreement; (c) a material breach by SGX of its obligations under this Agreement;
(d) a breach of SGX's representations and warranties under Section 10; (e) any Products developed, manufactured, use, sold or otherwise distributed by or on behalf of SGX, its Affiliates or permitted sublicensees pursuant to Article 5, (including without limitation, product liability claims) (f) the handling, storage or transfer by SGX of materials provided by UG to SGX hereunder; (g) the negligence or willful misconduct of SGX, or (h) a claim that the use by SGX or UG of the SGX Background Technology, infringes the intellectual property rights of a Third Party, except, in each case, to the extent due to the gross negligence or willful misconduct of a UG Indemnitee.

                                                                    CONFIDENTIAL

      9.3 Indemnification Procedures. An Indemnitee that intends to claim indemnification under this Article 9 shall promptly notify the other Party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified Party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee other than under this Article 9. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this indemnification. Neither Party shall be liable for any costs or expenses incurred by the other Party without its prior written authorization.

10.   REPRESENTATIONS AND WARRANTIES

      10.1 Each Party. Each Party represents and warrants to the other (i) that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations under this Agreement; (ii) that it is not a Party to any agreement or arrangement with any Third Party or under any obligation or restriction which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, (including without limitation, the licenses granted in Article 5), and shall not enter into any such agreement or arrangement during the term of this Agreement; (iii) each employee or person engaged in the Collaboration on behalf of UG or SGX has entered into a written agreement which provides for the assignment to UG or SGX, respectively, of all inventions and discoveries made by such employee or person during the course of his or her employment or engagement with UG or SGX.

      10.2 Representations and Warranties of UG. UG represents and warrants that to the knowledge of UG, (i) it is not aware of any asserted or unasserted claims, interference, oppositions or demands of any Third Party against the Target in existence as of the Effective Date and (ii) the Parties' use of the Target as contemplated under this Agreement will not infringe any patent or any other proprietary rights of any Third Party.

      10.3 Disclaimer. SGX and UG specifically disclaim any guarantee that the Collaboration will be successful, in whole or in part. The failure of the parties to develop Products or to meet any of the estimated time lines in the Research Plan or Development Plan will not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, UG AND SGX MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SGX BACKGROUND TECHNOLOGY, UG BACKGROUND

                                                                    CONFIDENTIAL

TECHNOLOGY, OR COLLABORATION TECHNOLOGY OR PRODUCTS OF EACH PARTY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY.

11.   TERM AND TERMINATION


      11.1 Term of the Agreement. The term of this Agreement shall commence on the Effective Date and unless terminated earlier, will terminate on a Product-by-Product basis upon the later of (i) expiration of the last to expire patent within the Patent Rights covering such Product and (ii) fifteen years after the First Commercial Sale of such Product.


      11.2 Termination for Cause. Either UG or SGX may terminate this Agreement by written notice, stating such Party's intent to terminate in the event the other Party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the nonbreaching Party.

      11.3 Termination for Insolvency. Either Party may terminate this Agreement, if at any time the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for any arrangement of for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party is served with an involuntary petition against it in any insolvency proceeding and such petition is not dismissed within six (6) months after the filing thereof, or if the other Party makes an assignment of substantially all of its assets for the benefit of creditors.

      11.4 Bankruptcy Code Section 365(n). All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the non-bankrupt Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-bankrupt Party's possession, will be promptly delivered to it unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement.

      11.5 Effect of Termination.

            (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of

                                                                    CONFIDENTIAL

such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

            (b) Licenses. In the event of termination of this Agreement by the non-breaching or non-bankrupt Party pursuant to Sections 11.2 or 11.3, the licenses granted the breaching Party or bankrupt Party under Article 5 shall terminate concurrently and the non-breaching Party or non-bankrupt Party shall have an exclusive, royalty free right under Collaboration Technology, to make, have made, use, sell and import, Collaboration Products in the non-breaching or non-bankrupt Party's applicable Territory. The breaching or bankrupt Party will assist the non-breaching or non-bankrupt Party in every proper way to effect the license granted above. The breaching Party shall further deliver to the non-breaching Party such relevant tangible materials embodying Collaboration Technology as may be necessary or useful to the exercise by the non-breaching Party of the license hereunder.

            (c) Survival. The provisions of Sections 3.9, 3.10, 3.13, 5.5, 5.6, 5.8, 6.3, 6.4, and Articles 4, 7, 8, 9, 10 and 12 shall survive the expiration or termination of this Agreement for any reason.

12.   MISCELLANEOUS

      12.1 Arbitration. If the Parties are unable to resolve any dispute, controversy or claim between them arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement (each, a "Dispute"), the Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Such arbitration shall be held in Geneva, and shall be conducted in the English language. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy, either Party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that Party.

      12.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without reference to rules of conflicts or choice of laws.

      12.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, or by fax with confirming letter mailed under the conditions described above in each case addressed to the other Party at the address shown below or at such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

                                                                    CONFIDENTIAL

      If to SGX:

      Structural GenomiX, Inc.
      10505 Roselle Street,
      San Diego, CA  92121
      Fax: + 1 858 558 3402
      Attn:  Chief Executive Officer
      Copy to:  Corporate Counsel

      If to UG:

      UroGene S.A.
      4, Rue Pierre Fontaine - Genopole
      91058 Evry Cedex
      France
      Fax:  + 33 1 60 87 89 89
      Attn:  Chief Executive Officer

      12.4 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, act of terrorism, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers (including, without limitation, energy suppliers), or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

      12.5 No Implied Rights. Only the rights granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other rights shall be created by implication or otherwise.

      12.6 Assignment. This Agreement shall not be assignable by either Party to any third Party hereto without the written consent of the other Party hereto, except either Party may assign this Agreement, without such consent, to (i) an Affiliate or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

      12.7 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The Parties agree to renegotiate in good faith any provision held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect originally intended by the Parties. This Agreement has been prepared in the English language and the English language shall control its interpretation

                                                                    CONFIDENTIAL

      12.8 Independent Contractors. The relationship of UG and SGX established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct or control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

      12.9 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

      12.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      12.11. English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

      12.12 Entire Agreement; Amendment. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between UG and SGX with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both Parties.

      IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of UG and SGX as applicable.

UROGENE S.A.                                      STRUCTURAL GENOMIX, INC.

By:  /s/ [Illegible]                              By: /s/ Mike Grey
    ----------------------------------               ---------------------------

Name:  [Illegible]                                Name: MG Grey

Title:  CEO Chairman of the Board                 Title: President

                                                                    CONFIDENTIAL

                                    EXHIBIT A

                              [COUNTRIES IN EUROPE]


FRANCE
GERMANY
ITALY
BELGIUM
LUXEMBOURG
NETHERLANDS
UNITED KINGDOM
IRELAND
DENMARK
GREECE
SPAIN
PORTUGAL
AUSTRIA
SWEDEN
FINLAND
SWITZERLAND
TURKEY
ICELAND
NORWAY
ANDORRA
MONACO
LIECHTENSTEIN
MALTA
SAN MARINO
VATICAN
POLAND
CZECH REPUBLIC
SLOVAKIA
HUNGARY
MACEDONIA
ROMANIA
BULGARIA
SLOVENIA
ALBANIA
MONTENEGRO
LATVIA
ESTONIA
LITHUANIA
BELARUS
UKRAINE
MOLDAVIA
GEORGIA

                                                                    CONFIDENTIAL

                                    EXHIBIT B

                                  RESEARCH PLAN

         [...***...]ST, [...***...] - [...***...]ST [...***...] RESEARCH PLAN

GOALS FOR [...***...] (END [...***...])
The overall Project goal for [...***...] is to obtain [...***...] of the [...***...] kinase for the treatment of bladder cancer. This will be accomplished by:

1. Solving the [...***...] of [...***...], either in the "[...***...]" form or with a [...***...] [...***...] or [...***...],

2. Screening for [...***...] using [...***...] and [...***...]

3. Employing an [...***...] and [...***...] guided by [...***...],[...***...]
and [...***...] assays

4. Optimizing [...***...] and [...***...]

[...***...] DETERMINATION

A [...***...] encompassing the [...***...] kinase [...***...] ([...***...]) has been identified that produces modest yields of [...***...]. Since different [...***...] of a kinase domain can show substantial differences in (i) [...***...], (ii) [...***...], (iii) [...***...], (iv) [...***...], and (v)
[...***...], several new constructs will be examined in parallel. Various versions of the isolated kinase domain of [...***...], produced in [...***...], will be purified and submitted for [...***...] and [...***...] to determine the structure (see appendix, Figure 1). The following scheme will be followed:

      -     [...***...] additional constructs of the [...***...] of [...***...]
            will be [...***...] and expressed using a [...***...] (see FIGURE
            1). Different [...***...] will be used to produce proteins with either [...***...]. This experiment will include one construct, [...***...], which represents the [...***...] of [...***...]
            ([...***...],[...***...][...***...], see Figure 1).

      - All proteins will be tested for solubility after [...***...] and [...***...] on a small scale. All soluble proteins will be passed to [...***...].

      - A [...***...] kinase domain will be identified using an SGX [...***...] and [...***...] ([...***...]) method, preferably using
            [...***...] if it proves soluble.

      - Based on the combined data at this stage new constructs may be made to modify the exact [...***...] based on the [...***...] data and, if necessary, [...***...] will be tried to alter the [...***...] and/or solubility of the protein (see Figure 1).

      - If necessary a variety of protocols to purify the most promising soluble proteins will be explored. At this stage the effect of parameters such as (i) [...***...], (ii) [...***...], and (iii)
            [...***...] on the [...***...] behavior will be

                                          30 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

            investigated. The optimal conditions will be used to generate sufficient [...***...] for [...***...] trials.

      - Suitable protein samples will be subjected to a broad series of [...***...] to identify [...***...]. Information from these initial [...***...] is used in [...***...] to home in on a suitable set of conditions to produce [...***...].

      -     [...***...] that [...***...] to <[...***...] will be sent to SGX-CAT at the APS to collect [...***...] that will be used to determine the structure by [...***...] ([...***...]). Alternative strategies are available in the unlikely event that no suitable [...***...] search model is found.

      - At this stage a validation set of [...***...] well-characterized [...***...] will be used in the development of [...***...] and soaking protocols. The [...***...] may include [...***...] identified at UG or SGX and may include [...***...] kinase [...***...] such as [...***...] and [...***...]. Such protocols will form the basis of our ability to rapidly determine the structures of [...***...] bound to (i) [...***...] (see below), (ii) [...***...]
            (or [...***...]) [...***...] and (iii) the [...***...].

[...***...] DETERMINATION

A plan similar to that detailed for [...***...] will be pursued. Figure 2 in the appendix illustrates the construct plans.

[...***...] SCREENING

UG and SGX will share experience in establishing [...***...] and [...***...] activity assays and in establishing a screening regimen to identify [...***...] hits (see Figure 3). For the SGX-FAST(TM) library screening a suitable substrate will be identified from the SGX kinase substrate library. [...***...] and, potentially, "[...***...]"[...***...] and/or [...***...], will be developed.
Alternative proteins of both [...***...] and [...***...] will be evaluated as well as various [...***...] of each in the assays. The JRC will determine which assay format(s), including which protein forms, to employ at the two sites and establish a work flow for testing collaboration compounds.

      -     SGX-FAST(TM)

The FAST(TM) method will be employed to identify potent lead compounds. Two screening systems will be used to survey the SGX FAST(TM) scaffold deck ([...***...] compounds) for [...***...] (which may be [...***...] binders), a
[...***...] at [...***...] and a [...***...] with [...***...]. From these
[...***...] the JRC will select [...***...] to pursue with FAST(TM) chemistry. [...***...] will be elaborated by an [...***...] of [...***...], [...***...],
[...***...] and [...***...]. [...***...] will be continued until the [...***...]
meet the specifications determined by the JRC as required for a Lead Compound (see Table 1). The Lead Discovery process is schematically represented in the appendix, Figure 3.

      -     [...***...] Screening

A [...***...] will be screened against [...***...] using the UG technology.

                                          31 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

CELL ASSAYS: [...***...], [...***...] AND [...***...] ASSAYS

[...***...] is an [...***...] form of [...***...] which is [...***...] of
[...***...] for activation. [...***...] has been shown to enhance the [...***...] and [...***...] capacities of [...***...] cells, a human
[...***...]. When [...***...] meet criteria determined by the JRC, these compounds will be tested on stable bladder cell lines expressing [...***...] or [...***...] cell lines expressing [...***...]. Control cell lines will be [...***...] that do not express [...***...]. Three assays will be employed:

      -     The [...***...] measures the capacity of [...***...] to [...***...]
            a [...***...] with [...***...] (a mixture of [...***...],
            [...***...] and [...***...]).

      - The [...***...] determines the ability of cells to [...***...] a [...***...]

      - [...***...] will be used to determine [...***...] levels by [...***...] of [...***...].

            The [...***...] activity of [...***...] in these assays will be measured and calculated as an [...***...].

To investigate broader opportunities for selected lead candidates we may employ a panel of cell lines (e.g. the [...***...]) to identify [...***...] or [...***...] systems [...***...] by the [...***...].

In addition to [...***...] assays, other assays may be employed to characterize compounds. Examples include [...***...] assays, [...***...] assays, [...***...] assays and [...***...] assays.

SELECTIVITY SCREENING

UG and SGX will determine the details of how, and at what stage, to investigate the selectivity profiles of the collaboration [...***...]. Generally, the SGX kinase biochemical selectivity screen, which comprises a collection of kinases for which both [...***...] and [...***...] are established, will be employed. The exact composition of the assay panel will be determined by the JRC. Third party selectivity paneling may also be utilized (e.g. from [...***...]) to obtain information of the activity of lead compounds against a broader selection of protein kinases.

The "[...***...]" and [...***...] may also be employed to determine the [...***...] of the [...***...]. These cell lines have been established to determine the [...***...] of kinase [...***...] on [...***...]: [...***...],
[...***...] [...***...] and [...***...].

[...***...] AND [...***...]
The [...***...] and [...***...] activities will follow the scheme illustrated in Figure 3.

IN VITRO [...***...]

                                         32  ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

When [...***...] meet criteria determined by the JRC, these compounds will be evaluated for their effects on [...***...] and [...***...],[...***...], and
[...***...].[...***...] will also be determined using [...***...],[...***...]
and [...***...] as appropriate. Stability will be determined at [...***...] and [...***...]. [...***...] will be checked using the [...***...] assay and by measuring the effects on the [...***...] and [...***...] of selected cell lines. [...***...] and [...***...] will be examined in [...***...] ([...***...]) and other [...***...].

[...***...] ASSAYS

1. [...***...] in [...***...] or [...***...]
The [...***...] expressing [...***...] (see "Cell Assays" above) and control cell lines will be used to establish [...***...] in [...***...]. These [...***...] will receive compounds after a period of [...***...] to allow tumors to reach a certain size. [...***...] will be administered at [...***...], [...***...] or by [...***...]. Tumor weight and size will be monitored. The [...***...] will be [...***...] and [...***...] checked by Western blot of
[...***...] with [...***...] or by [...***...] on [...***...].

2. [...***...] in [...***...]

To estimate efficacy via the [...***...] expressing [...***...] (see "Cell Assays" above) and control cell lines will be [...***...] inside the [...***...] and, after tumors reach a suitable size, compounds will be administered by [...***...]. Depending on the chosen [...***...], the [...***...] may be used in place of the [...***...].

3. [...***...] models

[...***...] ([...***...]) and [...***...] ([...***...]) [...***...] will be
[...***...] inside the [...***...] of the [...***...] model. After tumors reach A suitable size [...***...] will be tested in [...***...] with [...***...] or [...***...] to check for [...***...] or [...***...] effects on tumor regression.

[...***...] models 2 and 3 will be developed according to the [...***...] selected.

[...***...]

Standard [...***...] and [...***...] will be monitored during the process of lead optimization as outlined in Figure 3. [...***...] will be evaluated by standard [...***...] and [...***...] will be monitored using [...***...].
[...***...] determined will include [...***...], [...***...], [...***...],
[...***...] and [...***...], [...***...], [...***...], and [...***...].
[...***...] will be examined to check [...***...]. An [...***...] will be determined in [...***...] and/or [...***...].

APPENDIX

                                          33 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

Figure 1. ([...***...])

[...***...]

                                          34 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

      Figure 1. [...***...] diagram of the [...***...] primary sequence (the [...***...] of the [...***...] are not shown). The predicted [...***...] is in white-on-black. Residues conserved in the kinase family are highlighted red-on-grey and listed in the row labeled "conserved". The kinase domain [...***...], as [...***...] by [...***...] ([...***...],[...***...]), are shown on the row labeled "[...***...]". [...***...], based on the [...***...]
structure, is shown above the primary sequence (sheets are numbered, helices alphabetized). Positions of forward (F) aND reverse (R) primers for [...***...] constructs are shown green-on-grey (F) or red-on-grey (R) below the sequence.

         Construct Plan:

The following combination of [...***...] and [...***...] will be used to generate the initial set of [...***...]: [...***...], [...***...], [...***...],
[...***...] and [...***...]. These will be tested for [...***...] and used to determine the [...***...] of the [...***...] kinase [...***...] by [...***...]
as described in the research plan and for [...***...]. (Note: one of these, the [...***...] construct has been tested and shows [...***...] and [...***...]).

Figure 2. ([...***...])

[...***...]

                                          35 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

                                          36 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

Figure 2. [...***...] diagram of the [...***...] primary sequence (the first [...***...] of the [...***...] are not shown). The predicted [...***...] is in white-on-black. [...***...] in the kinase family are highlighted red-on-grey and listed in the row labeled "conserved". The kinase domain [...***...], as defined by [...***...] and [...***...] ([...***...] and [...***...],[...***...]), are
shown on the row labeled "[...***...]".[...***...], based on the [...***...]
structure, is shown above the primary sequence (sheets are numbered, helices alphabetized). Positions of forward (F) and reverse (R) primers for [...***...] constructs are shown green-on-grey (F) or red-on-grey (R) below the sequence.

                                          37 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

Figure 3. [...***...].

                                          38 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

[...***...]

Figure 3. [...***...].

                                          39 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

Table 1. Definition of a [...***...] (see also Figure 3).

[...***...]     [...***...] to [...***...]
[...***...]     [...***...]
[...***...]     [...***...]
[...***...]     [...***...]
[...***...]     [...***...]

         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]
         [...***...]

Table 2. Definition of an [...***...] (see also Figure 3).

[...***...]     [...***...]available
[...***...]     [...***...]
[...***...]     [...***...]
[...***...]     [...***...] and [...***...]
[...***...]     [...***...]
[...***...]     [...***...]
[...***...]     [...***...] on [...***...])
[...***...]     [...***...]; no [...***...];
[...***...]     [...***...]
[...***...]     [...***...] on [...***...] and [...***...]
[...***...]     [...***...]; [...***...]

                                          40 ***CONFIDENTIAL TREATMENT REQUESTED

                                                                    CONFIDENTIAL

Table 3. [...***...] Resources

   Goal                                  FTE ESTIMATE (UG)                    FTE ESTIMATE (SGX)
   ----                                  -----------------                    ------------------
[...***...]                                                                      [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                                                      [...***...]
[...***...]                                [...***...]
[...***...]                                                                      [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]                           [...***...]

Table 4 [...***...] Resources

    Goal                                 FTE ESTIMATE (UG)                   FTE ESTIMATE (SGX)
    ----                                 -----------------                   ------------------
[...***...]                                                                      [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                                                      [...***...]
[...***...]                                [...***...]
[...***...]                                                                      [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]
[...***...]                                [...***...]                           [...***...]

Table 5. Goals and Timelines.

   Goal                            EXPECTED COMPLETION DATE (UG)         EXPECTED COMPLETION DATE (SGX)
   ----                            -----------------------------         ------------------------------
[...***...]                                                                      [...***...]
[...***...]                                [...***...]
[...***...]                                                                      [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                [...***...]                           [...***...]
[...***...]                                                 [...***...]
[...***...] of [...***...]                                  [...***...]
[...***...]                                                 [...***...]
[...***...]                                                 [...***...]

                                          41 ***CONFIDENTIAL TREATMENT REQUESTED